Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Head of Investor Relations

ExlService Holdings, Inc.

350 Park Avenue

New York, NY 10022

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2008 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES

GUIDANCE FOR CALENDAR YEAR 2009

2008 Revenues Grew 19.5% Year-Over-Year

2008 Adjusted Operating Margin of 11.8%

2008 Cash Flow from Operations of $30.3 million

New York, NY – March 11, 2009 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the fourth quarter of 2008 and the year ended December 31, 2008.

Rohit Kapoor, President and CEO, commented: “2008 was a year of transition for EXL. Despite the difficult economic climate, we added significant new client business in the second half of the year and have further diversified our customer base. We recently added another new strategic client for the outsourcing business in the insurance industry vertical as well as several new relationships within the transformation business. We are now one of the strongest offshore players in our core industry verticals of insurance and utilities. At the same time, our pipeline for our outsourcing business remains healthy, and we continue to focus on adding more new names to our client portfolio.

For 2009, we are providing revenue guidance of between $170 million to $175 million, representing growth of between 5.0% and 8.0% as compared to our fourth quarter 2008 normalized revenues of $40.5 million on an annualized basis. If measured in constant currency, our year over year revenue growth would be even higher. We expect continued growth and expansion in outsourcing services; however, based on what we are seeing in the current economic environment, the potential for growth in transformation services will be muted. We expect to achieve adjusted operating margins of between 10.0% and 12.0% in 2009, while continuing to make necessary growth-oriented investments in our business such as expanding our geographic footprint into additional countries and selectively expanding our sales and marketing team.”

Matt Appel, CFO, commented: “EXL’s 2008 financial results reflected strong 19.5% year-over-year growth in revenue, despite a 4.0% negative impact related to the depreciation of the U.K. pound against the U.S. dollar. Our fourth quarter revenues of $43.7 million exceeded our quarterly guidance of $41.0 million. Fourth quarter 2008 adjusted operating margin of 14.4% significantly exceeded our guidance of 7.0% and reflects the continued results of our efforts to improve operating efficiency and control costs. For the full year, EXL’s gross margins expanded approximately 400 basis points in 2008 to 38.1% from 34.2% in 2007; our adjusted income from operations approximately doubled to $21.5 million in 2008 from $10.8 million in 2007. Cash flow from operations was exceptionally strong in 2008 at $30.3 million, reflecting improved collections, and resulted in an ending cash balance of $112.2 million. Our balance sheet positions us as a financially secure partner for our clients and allows us the flexibility to maintain our focus on growth-oriented investments during these uncertain times.”

Financial Highlights – Fourth Quarter 2008 and Year Ended December 31, 2008

Financial highlights are based on continuing operations of the Company and exclude the Aviva BOT, which is treated as a discontinued operation as of the third quarter of 2008. Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

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Revenues for the year ended December 31, 2008 increased 19.5% to $181.7 million compared to $152.0 million in the year ended December 31, 2007. The depreciation of the U.K. pound relative to the U.S. dollar during 2008 resulted in a $6.1 million, or 4.0%, impact on year-over-year revenue growth. Revenues for the quarter ended December 31, 2008 were $43.7 million compared to $43.2 million in the quarter ended December 31, 2007.

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Revenues attributable to outsourcing services for the year ended December 31, 2008 increased 14.8% to $138.8 million compared to $120.9 million in the year ended December 31, 2007. Revenues attributable to outsourcing services for the quarter ended December 31, 2008 decreased 4.9% to $33.2 million compared to $34.9 million in the quarter ended December 31, 2007. Revenues attributable to transformation services for the year ended December 31, 2008 increased 38.0% to $42.9 million compared to $31.1 million in the year ended December 31, 2007. Transformation services revenues for the quarter ended December 31, 2008 increased 27.3% to $10.5 million compared to $8.3 million in the quarter ended December 31, 2007.

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Gross margin for the year ended December 31, 2008 was 38.1% compared to 34.2% for the year ended December 31, 2007. Gross margin increased in 2008 compared to the previous year due to the favorable impact of exchange rates, productivity improvements in outsourcing services and improved utilization of personnel in transformation services. Gross margin for the quarter ended December 31, 2008 was 41.6% compared to 36.7% for the quarter ended December 31, 2007.

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Operating margin for the year ended December 31, 2008 was 8.6% compared to 3.2% for the year ended December 31, 2007. Operating margin for the quarter ended December 31, 2008 was 12.4% compared to 3.3% for the quarter ended December 31, 2007. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the year ended December 31, 2008 was 11.8% compared to 7.1% for the year ended December 31, 2007; 180 basis points of this improvement are attributable to decreases in our general and administrative expenses. Adjusted operating margin for the quarter ended December 31, 2008 was 14.4% compared to 6.7% for the quarter ended December 31, 2007.

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Diluted earnings per share from continuing operations for the year ended December 31, 2008 was $0.38 compared to $0.60 for the year ended December 31, 2007. This decline is attributable to foreign exchange losses incurred during the year ended December 31, 2008 of $9.3 million, of which $5.7 million are net losses on translation of balance sheet assets and liabilities into their respective functional currency. Effective in the fourth quarter of 2008, we commenced hedging a substantial portion of our balance sheet foreign exchange risk. Diluted earnings per share from continuing operations for the quarter ended December 31, 2008 was $0.12 compared to $0.24 in the quarter ended December 31, 2007.

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EXL’s customer concentration declined significantly in 2008 compared to 2007. Revenues generated from our largest client represented 23.3% of total revenues for the year ended December 31, 2008 compared to 29.2% for the year ended December 31, 2007. Revenues generated from our three largest clients represented 43.1% of total revenues for the year ended December 31, 2008 compared to 49.2% for the year ended December 31, 2007. Revenues generated from our largest client represented 18.2% of total revenues for the quarter ended December 31, 2008 compared to 27.9% for the quarter ended December 31, 2007. Revenues generated from our three largest clients represented 39.7% of total revenues for the quarter ended December 31, 2008 compared to 47.3% for the quarter ended December 31, 2007.

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We experienced annual attrition for billable employees in 2008 of 34.0% compared to 41.0% in 2007 reflecting a continuing trend of decreasing attrition in our business. We experienced attrition of 33.8% for billable employees in the fourth quarter of 2008 compared to 30.6% in the fourth quarter of 2007 and 36.5% in the third quarter of 2008. As of December 31, 2008, EXL had a headcount of approximately 9,500 individuals (including personnel managed under structured client service agreements) compared to 8,500 as of December 31, 2007.

Business Announcements – Fourth Quarter 2008 and Full Year 2008

•	Won an additional strategic outsourcing client in the insurance vertical capping a year of record new client acquisitions across our outsourcing and transformation services at 23

•	Grew our Philippines facility to 375 employees in its first full year of operation

•	Progressed with process migrations and implementations for the strategic outsourcing wins announced in the third quarter of 2008

•	Improved our Employee Commitment Index for the third consecutive year (as measured by an independent advisory firm) resulting in a decrease in employee attrition for the year

Other Business Announcements

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Announced that Matt Appel, our Chief Financial Officer, will now depart from the Company effective May 15, 2009 instead of March 16, 2009 in order to assist us in filing our first quarter 2009 Form 10-Q

2009 Outlook

Based on current visibility, the Company is providing the following guidance for calendar year 2009 based on current exchange rates:

•	Revenues of between $170 million to $175 million

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of between 10.0% and 12.0%

Conference Call

EXL will host a conference call on Wednesday, March 11, 2009 at 10:00 a.m. (ET) to discuss the Company’s quarterly and annual results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-901-5213 or 1-617-786-2962 and enter “58667015.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “85041529” from two hours after the end of the call until 11:59 p.m. (ET) on March 18, 2009. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in reengineering including decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, financial services and transportation sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.

These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

	(Audited) Year ended December 31,		(Unaudited) Three months ended December 31,
	2008	2007	2008	2007
Revenues	$181,085,673	$150,401,512	$43,513,563	$42,788,926
Revenues (from related parties)	628,090	1,631,021	180,805	368,236

Total revenues	181,713,763	152,032,533	43,694,368	43,157,162
Cost of revenues (exclusive of depreciation and amortization)	112,436,276	100,111,986	25,533,753	27,319,755

Gross profit	69,277,487	51,920,547	18,160,615	15,837,407

Operating expenses:
General and administrative expenses	31,112,703	28,723,594	6,919,516	9,267,020
Selling and marketing expenses	11,344,267	9,171,240	2,978,276	2,623,362
Depreciation and amortization	11,155,933	9,211,851	2,854,679	2,511,184

Total operating expenses	53,612,903	47,106,685	12,752,471	14,401,566

Income from continuing operations	15,664,584	4,813,862	5,408,144	1,435,841
Other income/(expense):
Foreign exchange gain/(loss)	(9,275,725)	7,584,096	(3,428,797)	2,581,873
Interest and other income	3,478,741	4,258,162	1,127,061	1,222,681
Interest expense	(70,708)	(55,355)	(12,378)	(15,508)

Income from continuing operations before income taxes	9,796,892	16,600,765	3,094,030	5,224,887
Income tax benefit	(1,339,741)	(973,787)	(356,243)	(1,865,326)

Income from continuing operations	11,136,633	17,574,552	3,450,273	7,090,213
Income/(loss) from discontinued operations, net of taxes	3,271,034	9,469,034	(31,228)	2,685,259

Net income to common stockholders	$14,407,667	$27,043,586	$3,419,045	$9,775,472

Earnings per share:
Basic:
Continuing operations	$0.39	$0.62	$0.12	$0.25
Discontinued operations	0.11	0.33	—	0.09

	$0.50	$0.95	$0.12	$0.34

Diluted:
Continuing operations	$0.38	$0.60	$0.12	$0.24
Discontinued operations	0.11	0.32	—	0.09

	$0.49	$0.93	$0.12	$0.33

Weighted-average number of shares used in computing earnings per share:
Basic	28,811,040	28,480,033	28,839,729	28,698,379
Diluted	29,212,045	29,191,199	29,075,293	29,414,025

Note: Earnings per share amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$112,174,054	$101,405,889
Restricted cash	203,262	283,436
Short-term investments	153,242	252,561
Accounts receivable, net of allowance for doubtful accounts of $128,134 in 2008 and $85,539 in 2007	33,624,964	38,513,774
Accounts receivable from related parties	88,790	338,629
Employee receivables	202,644	225,278
Prepaid expenses	2,634,516	2,426,242
Deferred tax assets	3,400,557	3,091,961
Prepaid income tax	2,033,057	—
Other current assets	3,361,863	7,190,909
Current assets of discontinued operations	—	9,412,814

Total current assets	157,876,949	163,141,493

Fixed assets, net	24,518,112	24,142,470
Intangibles, net of amortization	—	340,000
Goodwill	17,557,333	16,785,487
Restricted cash	280,911	244,121
Deferred tax assets	3,047,192	3,403,563
Other assets	8,688,195	7,631,029
Non-current assets of discontinued operations	—	2,673,682

Total assets	$211,968,692	$218,361,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,370,788	$6,389,272
Deferred revenue	2,961,336	4,440,261
Accrued employee cost	14,725,094	12,893,462
Other accrued expenses and current liabilities	17,890,094	17,103,150
Income taxes payable	—	725,622
Current portion of capital lease obligation	120,697	125,960
Current liabilities of discontinued operations	—	1,893,265

Total current liabilities	39,068,009	43,570,992

Capital lease obligations, less current portion	178,940	258,399
Other non-current liabilities	1,390,038	471,042
Non-current liabilities of discontinued operations	—	81,643

Total liabilities	40,636,987	44,382,076

Preferred stock, $0.001 par value; 15,000,000 shares authorized	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,054,145 shares issued and outstanding as of December 31, 2008 and 28,891,043 shares issued and outstanding as of December 31, 2007	29,054	28,891
Additional paid-in capital	116,675,603	110,988,552
Retained earnings	70,020,849	55,708,233
Accumulated other comprehensive income/(loss)	(14,491,104)	7,570,026

	172,234,402	174,295,702

Less: 237,080 shares as of December 31, 2008 and 163,690 shares as of December 31, 2007, held in treasury, at cost	(902,697)	(315,933)

Total stockholders’ equity	171,331,705	173,979,769

Total liabilities and stockholders’ equity	$211,968,692	$218,361,845

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123R and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended December 31, 2008 and December 31, 2007:

(Amounts in thousands)

	Three Months Ended December 31,				Three Months Ended December 31,
	2008 US GAAP	Adjustments		2008 Non-GAAP	2007 US GAAP	Adjustments		2007 Non-GAAP
Revenues	$43,694	$—		$43,694	$43,157	$—		$43,157
Cost of revenues (exclusive of depreciation and amortization)	25,534	(129)	(a)	25,405	27,320	(303)	(a)	27,017
Gross profit	18,161	129		18,290	15,837	303		16,141
Gross Margin %	41.6%			41.9%	36.7%			37.4%
Selling, general and administrative expenses	9,898	(723)	(a)	9,175	11,890	(925)		10,965
Depreciation and amortization expense	2,855	(51)	(b)	2,804	2,511	(225)	(b)	2,286
Income from operations	$5,408	$903		$6,311	$1,436	$1,454		$2,889
Income from Operations Margin %	12.4%			14.4%	3.3%			6.7%

The following table shows the reconciliation of these adjusted financial measures from GAAP for the years ended December 31, 2008 and December 31, 2007:

	Year Ended December 31,				Year Ended December 31,
	2008 US GAAP	Adjustments		2008 Non-GAAP	2007 US GAAP	Adjustments		2007 Non-GAAP
Revenues	$181,714	$—		$181,714	$152,033	$—		$152,033
Cost of revenues (exclusive of depreciation and amortization)	112,436	(1,112)	(a)	111,324	100,112	(1,118)	(a)	98,994
Gross profit	69,277	1,112		70,390	51,921	1,118		53,038
Gross Margin %	38.1%			38.7%	34.2%			34.9%
Selling, general and administrative expenses	42,457	(4,166)	(a)	38,291	37,895	(3,189)	(a)	34,706
Depreciation and amortization expense	11,156	(534)	(b)	10,622	9,212	(1,630)	(b)	7,582
Income from operations	$15,665	$5,812		$21,477	$4,814	$5,937		$10,751
Income from Operations Margin %	8.6%			11.8%	3.2%			7.1%

(a)	To exclude stock-based compensation expense under FAS 123R.

(b)	To exclude amortization of acquisition-related intangibles.

Note: Amounts may not foot due to rounding.